CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-170301 on Form S-8 of our report dated March 31, 2017 included in this Annual Report on Form 10-K of SANUWAVE Health, Inc. and subsidiaries (the "Company") relating to the consolidated balance sheet of the Company as of December 31, 2016 and the related consolidated statements of comprehensive loss, stockholders' deficit, and cash flows for the year then ended.

CHERRY BEKAERT LLP
Atlanta, Georgia
March 31, 2017